Exhibit 99.1
For Immediate Release
Company Contact:
James Wilson, CEO
JK Acquisition Corp.
713-978-7557
Allen Neel, President
Multi-Shot, LLC
936-441-6655
MULTISHOT, LLC APPOINTS
RON WHITTER, CHIEF FINANCIAL OFFICER
Houston, Texas, December 17, 2007 — Multi-Shot, LLC has appointed Ron Whitter, 46, as its Chief Financial Officer, effective December 11, 2007.
Mr. Whitter is a Certified Public Accountant with a 23 year financial career in the oil and gas industry. Prior to joining Multi-Shot, LLC, Mr. Whitter served as Chief Accounting Officer of Stewart & Stevenson LLC, an oil and gas equipment manufacturing company based in Houston, Texas. Before joining Stewart & Stevenson, Mr. Whitter served as Chief Financial Officer of Warrior Energy Services, a publicly traded oilfield service company. Mr. Whitter has also held various other financial and accounting positions with Oil States Industries, Norfolk Energy and Transco Energy.
Multi-Shot is a domestic energy services company providing directional drilling, downhole surveying, measurement while drilling, steering tools and motor rentals to independent oil and gas operators in the oil and gas producing regions of the Gulf Coast, Rocky Mountains and Mid Continent regions of the United States.